Carl M. Sherer, Esq.
15 Yad Harutzim Street, Jerusalem ISRAEL
Mailing Address: P.O. Box 23955, Jerusalem 91239 ISRAEL
Telephone 1-617-997-0097; Facsimile 1-617-997-0098

Writer’s Direct E-Mail:  cmsherer@gmail.com
Writer’s Cellphone:       +972-54-686-8110

Jerusalem, December 26, 2007

VIA ELECTRONIC TRANSMISSION

Cherry Tankers, Inc.
Rehov Hanasi 95
Herzeliya, Israel

RE:	Cherry Tankers, Inc.; Form SB-2 Registration Statement

Ladies and Gentlemen:

I refer to the above-captioned registration statement on Form SB-2 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed by Cherry Tankers, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission. The Registration Statement relates to the offer and sale by the selling stockholders named therein of up to 2,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company.

I have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as I have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as certified copies or photocopies and the authenticity of the originals of such documents.

Based on my examination mentioned above, I am of the opinion that the shares of Common Stock outstanding on the date hereof that are being registered for resale by the selling stockholders of the Company are validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to me under “Legal Matters” in the Registration Statement. In giving the foregoing consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very Truly Yours,

Carl M. Sherer, Esq.

Jerusalem Office
15 Yad Harutzim Street, Jerusalem ISRAEL
Mailing Address: P.O. Box 23955, Jerusalem 91239 ISRAEL
Telephone: +972-2-586-5428; Facsimile: +972-153-2-571-3172
Email: cmsherer@gmail.comWebsite: www.fandz.com